UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38602	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CHAP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Participation and Restrictive Covenant Agreements with Certain Named Executive Officers. The description in Item 5.02 of the Participation and Restrictive Covenant Agreement proposed to be entered into between the Company and each of Mark Ver Hoeve and Josh Walker is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Plan

On December 20, 2019, after receiving the unanimous recommendation of the Compensation Committee, the Board of Directors (the “Board”) of Chaparral Energy, Inc. (the “Company”) unanimously adopted the Chaparral Energy, L.L.C. Executive Severance Plan (the “Severance Plan”).

The Severance Plan provides severance benefits to certain key management employees of the Company and its subsidiaries who are selected by the Severance Plan’s administrator and have entered into a Participation and Restrictive Covenant Agreement with the Company (each, a “Participant”), and whose employment is terminated in a “Qualifying Termination,” meaning a termination without “Cause” or resignation with “Good Reason,” in each case as defined in the Severance Plan. On December 20, 2019, four of the Company’s officers, including two of the Company’s currently serving named executive officers—Mark Ver Hoeve (VP Geosciences) and Josh Walker (VP Completions & Operations)—were designated as Participants under the Severance Plan.

In order to be entitled to the benefits of the Severance Plan, Mr. Ver Hoeve and Mr. Walker must enter into the Participation and Restrictive Covenant Agreement presented to them by the Company. Pursuant to the Company’s form of Participation and Restrictive Covenant Agreement, each Participant must agree that, for a period of 12 months following his or her termination date, he or she will not solicit, direct or attempt to solicit or divert any customer of the Company or an affiliate of the Company or solicit or hire any employee or consultant of the Company. Furthermore, during that 12-month period, each such Participant must agree not to engage in certain activities in any county or parish in which the Company operates on his termination date. Each Participant must also agree not to disparage the Company or any of its officers, director other affiliates. This non-disparagement provision is not subject to a time limit.

If a Participant’s employment terminates in a Qualifying Termination, he or she will receive the following severance benefits:

(i)

an amount equal to the (x) a severance multiple of 12 multiplied by (y) the Participant’s monthly severance amount (i.e., the Participant’s monthly base salary plus 1/12th of the Participant’s target bonus), with such amount payable in substantially equal installments over the severance period of 12 months. (However, if the Qualifying Termination occurs within six months following a Change in Control the severance multiple will be increased to 18 and the severance period will be increased to 18 months.)

(ii)

any accrued, but unpaid as of the date of the Qualifying Termination, annual cash bonus for any completed fiscal year preceding a Qualifying Termination, to be paid no later than March 15th following the year of such completed fiscal year;

(iii)	accrued benefits under any retirement plan (such as a 401(k) plan) or welfare plan (such as a health plan); and

(iv)

if the Participant timely elects COBRA continuation coverage, reimbursement from the Company equal to the difference between the cost of such COBRA continuation coverage and the amount active employees pay for health coverage through the 12-month anniversary of the Participant’s termination date (or, if earlier, the date the Participant becomes eligible for health insurance coverage under another employer’s plan).

In the event a Participant holds any equity awards granted under the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan or any predecessor or successor incentive plan (each an “Equity Plan”), the treatment of those equity awards upon a Qualifying Termination will continue to be governed by the terms of the applicable Equity Plan and the applicable award agreements. As used in the Severance Plan, the term “Change in Control” has the meaning specified in the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan.

If any payments and benefits to be paid or provided to a Participant, whether pursuant to the terms of the Severance Plan or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the payments and benefits will be reduced to the extent necessary to avoid those excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the eligible employee.

Upon at least 12 months’ (or, in connection with or following a Change in Control, upon at least 24 months’) prior written notice to all Participants, the Severance Plan may be terminated or amended by the Compensation Committee of the Board. However, any termination or amendment of the Severance Plan may not materially impair the rights of a Participant whose Qualifying Termination occurs prior to such termination or amendment.

The foregoing descriptions of the Severance Plan and the Participation and Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Plan and the form of Participation and Restrictive Covenant Agreement attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1†	Chaparral Energy, L.L.C. Executive Severance Plan, dated as of December 20, 2019

99.2†	Form of Participation and Restrictive Covenant Agreement

†	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Dated: December 27, 2019	By:	/s/ Scott Pittman
	Name:	Scott Pittman
	Title:	Chief Financial Officer and Senior Vice President